Exhibit 3.109

CERTIFICATE OF INCORPORATION

OF

LOANET INTERNATIONAL, INC.

(A Delaware Corporation)

The undersigned, a natural person, for the purpose of organizing a corporation fox conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the “General Corporation Law of the State of Delaware), hereby certifies that:

FIRST; The name of the corporation (hereinafter called the “Corporation’) is LOANET INTERNATIONAL, INC.

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 32 Loockerman Square, Suite L- 100, City of Dover, County of Kent; and the name of the registered agent of the Corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc

THIRD: The nature of the business and the purposes to be conducted and promoted by the Corporation, shall be to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

The foregoing provision of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no way limited or restricted by reference to or Inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the Corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the Corporation may not lawfully conduct, promote, or exercise.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 200 shares, all of which are without par value, All such shares are of one class and are shares of Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Steven N. Rappaport	Loanet, Inc.
One Citicorp Center
153 East 53rd Street 55th floor
New York, NY 10022

SIXTH: The Corporation is to have perpetual existence,

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title B of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs, If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholder or any class thereof, as the Case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws, The phrase “whole Board” and the phrase “total number directors” shall be deemed to have the same meaning, to wit, the total number of directors which the Corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the Corporation have been adopted, emended, or repealed, as the case may be, in accordance with the provisions of Section

109 of the General Corporation Law of the State of Delaware, and, after the Corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-laws of the Corporation may be exercised by the Board of Directors of the Corporation; provided, however, that any provision for the classification of directors of the Corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware owl be set forth in an initial By-Law adopted by the stockholders entitled to vote of the Corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The directors and officers of the Corporation shall be indemnified to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same may be amended, modified or supplemented from time to time,

TENTH: The personal liability of the directors of the Corporation Is hereby eliminated to the fullest extent permitted by the provisions of the paragraph (7) of Subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, or of any successor statute.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and any rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

February 8, 1995

Steven N. Rappaport, Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * * *

LOANET INTERNATIONAL, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation adopted a resolution by the unanimous written consent of its members, filed with the minutes of the Board, proposing and declaring advisable the following amendments to the Certificate of Incorporation of said corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the First Article thereof so that, as amended said Article shall read, in its entirety, as follows:

“The name of the corporation shall be SunGard Securities Finance International Inc.”

FURTHER RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Fourth Article thereof so that, as amended said Article shall read, in its entirety, as follows:

“The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock having a par value of $1.00 per share.”

SECOND: That in lieu of a meeting and vote of the sole stockholder, the stockholder has given written consent to said amendments in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Loanet International, Inc. has caused this certificate to be signed by Sara G. Armstrong its Assistant Vice President this 9th day of August, 2001

LOANET INTERNATIONAL, INC.

By:	/s/ Sara G. Armstrong
Sara G. Armstrong, Assistant Vice President